SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 1, 2002
Date of Report (Date of Earliest Event Reported)

The Taiwan Fund, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	811-04893	042942862

(State or Other Jurisdiction	(Commission	(IRS Employer

of Incorporation)	File Number)	Identification Number)

225 Franklin Street, Boston, Massachusetts		02110

(Address of Principal Executive Offices)		(Zip Code)

(212) 662-2789
(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

         Pursuant to Regulation FD Rules 100-103, The Taiwan Fund, Inc. (the “Fund”) furnishes the May 2002 Monthly Review on the Fund by the Fund’s investment adviser.

2

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2002

By: /s/ Haichi Vicki Hau

Name: Haichi Vicki Hau

Title: Secretary

3

THE TAIWAN FUND, INC. REVIEW
May 2002

HSBC Asset Management (Taiwan) Limited 24/F No. 99, Tunhwa S. Rd., Sec. 2 Taipei 106, Taiwan	Tel: (8862) 2325-7888 Fax: (8862) 2706-5371

Portfolio Review

         The TWSE Index fell 390 points in May, sliding 6.43% from last month to 5,675 points. The financial and non-technology sectors, especially China plays, performed relatively well, gaining 1.79% and 0.97% from last month, respectively. However, the technology sector index tumbled 9.77% last month as the market anticipates more negative sales momentum in the coming months due to sluggish PC demand and strong NT Dollars. On the other hand, China plays led the rally, triggered by the more friendly talks between both sides.

         We believe the current correction creates an opportunity to accumulate good-performing technology shares, and also good-performing non-technology and financial shares. We increased our holdings in Hua-Nan Financial Holdings Company (2880) and China Steel (2002). We also increased the motherboard weightings, considering that the bad news has been priced in. However, we reduced the holdings of Accton (2345) and AU Optronics Corp. (2409) due to Accton’s loss of WLAN R&D staff and AUO’s declining sales momentum.

         Overall, the Fund has taken a more balanced investment strategy this month. We believe a more diversified portfolio will be the best vehicle to counter the uncertainty from technology sector earnings.

Total Fund Asset Allocation

As of 05/31/02	% of	% of
	Total Fund	TAIEX
Semiconductor	21.46	21.94

Electronics	19.63	17.16

PC & Peripherals	16.03	12.37

Banking	10.25	17.56

Telecommunication	8.63	7.33

Plastics	4.01	4.23

Auto	2.45	0.86

Textile	2.23	3.19

Rubber	1.94	0.60

Steel	1.46	2.08

Retail	0.96	0.85

*C. S. & Software	0.83	0.57

Chemical	0.44	1.27

Transportation	0	1.73

Electricals	0	1.22

Others	2.34	7.04

Total	92.66	100.00

Cash	7.34

Total Net Asset:   US$216.14M

(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 05/31/02	% of
Total Portfolio
Taiwan Semiconductor	9.13

United Micro Electronics	7.99

Chinatrust Financial Holdings	3.51

Benq	2.94

Quanta Computer	2.82

Nan Ya Plastics	2.64

Micro-Star International	2.72

Chunghwa Telecom	2.54

Realtek Semiconductor	2.51

Asustek Computer	2.42

Total	39.22

NAV: US$13.21	Price: US$12.00	Prem. : -9.16%

No. of Shares: 16.4M

Total Returns in US$ (%)**

	The Taiwan Fund, Inc.	Taiwan Stock Exchange Index
One Month	-5.57	-4.86

Fiscal Year to Date	22.86	27.37

One Year	7.39	11.82

Three Years	-9.39	-9.40

Five years	-8.69	-10.73

Ten Years	1.32	-0.83

Since Inception	7.77	11.92

**     Total returns are historical and assume changes in net asset value per share during each period and assumes that dividends and capital gains, if any, were reinvested. Past performance is not indicative of future results of the Fund. Returns for periods less than one year are not annualized.

1

Premium/Discount of TWN

Market Data

	As of 04/30/02	As of 05/31/02

TAIEX	6,065.73	5,675.65

% change in NTD terms	-1.65	-6.43

% change in USD terms	-2.48	-7.90

NTD Daily avg. trading volume (In Billions)	117.90	65.22

USD Daily avg. trading volume (In Billions)	3.40	1.91

NTD Market Capitalization (In Billions)	11,224.17	10,650.21

USD Market Capitalization (In Billions)	323.28	311.50

FX Rate: (US$/NT$)	34.72	34.19

Taiwan’s Macro Economics Review

         In April, Taiwan’s export grew by 0.3%, while the industrial production grew by 4.5%. This is the first time for the two indicators to turn to positive territory since Jan 2001. The M1b grew by 19.29% in April and the appreciation of the NT dollar will strengthen the liquidity in the second half of this year.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800) 636-9242.

*	Please notify us immediately if you are having problems receiving this telecopy.	Fund Manager: Vincent Lai

2